UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2005

PACIFIC ALLIANCE VENTURES LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-50608

(Commission File Number)

98-0414501

(I.R.S. Employer Identification Number)

Suite C102, 10000 North 31st Avenue

Phoenix, Arizona   85051   USA

(Address of principal executive offices, including zip code)

(602)252-4477

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers;

Election of Directors; Appointment of Principal Officers

Shareholders of Pacific Alliance Ventures Ltd. (the “Registrant”) have elected the Company’s directors for the 2005 fiscal year.  Ms. Velda King and Mr. Gerald Tuskey remain on the Company’s board of directors in 2005.  Shareholders have also appointed Mr. Nicholas W. Baxter as a director of the Company.  Mr. Baxter has a 20 year career in international resource exploration and development.  Originally trained as a geophysicist, Mr. Baxter received a Bachelor of Science (Honors) from the University of Liverpool in 1975.  Mr. Baxter has worked on geophysical survey and exploration projects in the U.K., Europe, Africa and the Middle East.  From 1981 to 1985, Mr. Baxter worked for Resource Technology plc, a geophysical equipment sales/services company.  Resource Technology plc went public on the USM in London in 1983 and graduated to the London Stock Exchange in 1984.  Mr. Baxter was a non-executive director with Ocean Marine Technologies, Inc. from 1987 to 1990.  Ocean Marine Technologies, Inc. was involved in offshore gold exploration and light manufacturing and went public on the Vancouver Stock Exchange in 1986.  Mr. Baxter was Chief Operating Officer and a director of A&B Geoscience Corporation (now Arawak Energy Corporation) from 1985 to 2002.  During this period, A&B Geoscience Corporation negotiated and managed the first seismic survey in the Caspian Sea by a western contractor.  Additionally, A&B Geoscience Corporation, under Mr. Baxter’s guidance, secured the first onshore production sharing agreement in Azerbaijan in 1998.  A&B Geoscience Corporation raised over US$35 million in equity and debt financing for its seismic operations and oil and gas exploration and development activities.  A&B Geoscience Corporation became controlled by a private Swiss oil trading firm in 2002.  Mr. Baxter is also a significant shareholder of our company owning 3,000,000 shares or 15.14% of our currently issued common shares.

The Registrant’s directors have re-appointed Ms. Velda King, President and Chief Executive Officer and Mr. Gerald Tuskey, Chief Financial Officer, Secretary and Treasurer of the Registrant.

Section 8 – Other Events

Item 8.01 – Other Events

On April 14, 2005, the Registrant completed a private placement of 254,935 common shares at $0.50 per share which raised gross proceeds of US$127,467.50.  Proceeds of this private placement are being used for general working capital and as a reserve for potential future acquisitions.  The private placement was completed under Regulation S.  None of the purchasers that received shares under Regulation S are U.S. Persons as defined in Rule 902(k) of Regulation S and no sales efforts were conducted in the U.S. in accordance with Rule 903(c).

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a)

Financial Statements of Business(es) Acquired

Not Applicable

(b)

Pro forma Financial Information

Not Applicable

(c)

Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ALLIANCE VENTURES LTD.

Per:

/s/Gerald R. Tuskey

Gerald R. Tuskey,

C.F.O. and Director